EXHIBIT 23.1


                CONSENT OF INDEPENDENT ACCOUNTANTS


I hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-74560 and 333-70431) of Quest Resource Corporation of my report dated January 20, 2003 relating to the financial statements of STP Cherokee, Inc., which appear in this Current Report on Form 8-K of Quest Resource Corporation dated January 21, 2003.


/s/ Tom Swearingen
------------------------
Tom Swearingen

Oklahoma City, Oklahoma
January 21, 2003